UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 14, 2020, Bionano Genomics, Inc. (the “Company”) issued a press release disclosing, among other things, preliminary financial information for the three months ended March 31, 2020. The full text of the press release is attached as exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information contained or incorporated herein, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 8.01. Other Events

Delay in filing of Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 due to the ongoing COVID-19 Pandemic

The Company is relying on the order issued by the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2020 (Release No. 34-88465) (the “SEC Order”) to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”) due to circumstances related to the COVID-19 pandemic.

The Company’s operations and business have experienced significant disruptions due to the unprecedented conditions surrounding the ongoing COVID-19 pandemic, including the various measures that federal, state, and local jurisdictions have taken in response to the crisis. In particular, the Company’s management team has had to devote significant time and attention to the impact of COVID-19 on the Company’s operations and financial position, and redirect substantial resources to addressing various operational and financial considerations, including, without limitation:

•	evaluating the impact of COVID-19 on the Company’s global operations, including with respect to its key global suppliers, distributors and customers, including in China, Europe and the United States;

•	addressing the impact of COVID-19 on the Company’s global commercialization efforts;

•	planning and implementing measures to conserve the Company’s resources;

•	devoting significant time to addressing issues raised by potential customer delays in payment or defaults on significant purchase orders;

•	monitoring, understanding and evaluating the impact of recent legislation and governmental orders, including with respect to the CARES Act and stay-at-home orders; and

•
modifications to the Company’s business practices, including those related to employee access to computers, equipment and important documents located at its closed offices, and the limitations on interactions between key members of the Company’s finance and accounting teams.

The Company’s finance and accounting personnel have had to dedicate significant time and attention to addressing these pressing operational and financial issues, which has impeded their ability to complete the necessary comprehensive processes and procedures involved in the preparation of the Quarterly Report and, in particular, to ensure effective disclosure controls and procedures.

As a result of the foregoing, the Company currently expects to file the Quarterly Report on or prior to June 18, 2020 (but in any event, no later than 45 days after May 15, 2020, the original filing deadline of the Quarterly Report).

Risk Factor Update

In light of the impact of the ongoing COVID-19 pandemic, the Company is supplementing the risk factors previously disclosed in Part I, Item 1A. of its Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 10, 2020, to include the following risk factor under the heading “Risks related to our business operations”:

Our business, and that of our customers, has been adversely affected by the effects of public health crises, including the COVID-19 pandemic. In particular, the COVID-19 pandemic has materially affected our operations globally, including at our headquarters in San Diego, California, which is currently subject to the statewide “stay-at-home” order issued by the Governor of the State of California, as well as the business or operations of our research partners, customers and other third parties with whom we conduct business.

Our business could be adversely affected by health crises in regions where we have operations, concentrations of sales and marketing teams, distributors or other business operations. Such health crises could also affect the business or operations of our research partners, customers and other third parties with whom we conduct business.

For example, in December 2019, a novel strain of coronavirus, SARS-CoV-2, causing a disease referred to as COVID-19, was reported to have surfaced in Wuhan, China. Since then, COVID-19 has spread to multiple countries, including the United States and several European countries. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic, and the U.S. government imposed restrictions on travel between the United States, Europe and certain other countries. Further, the President of the United States declared the COVID-19 pandemic a national emergency, invoking powers under the Stafford Act, the legislation that directs federal emergency disaster response. Similarly, the State of California declared a state of emergency related to the spread of COVID-19, and on March 19, 2020, the Governor of California issued an executive order that directed all individuals living in the State of California to stay at home or their place of residence for an indefinite period of time (subject to certain exceptions to facilitate authorized necessary activities) to mitigate the impact of the COVID-19 pandemic.

In response to these public health directives and orders, we have implemented work-from-home policies for certain employees and temporarily scaled back our operations. We have also modified certain business practices, including those related to employee travel and cancellation of physical participation in meetings, events and conferences, and implemented new protocols to promote social distancing and enhance sanitary measures in our offices and facilities. The quarantine of our personnel and the inability to access our facilities or customer sites has adversely affected, and is expected to continue adversely affecting, our operations. For example, certain members of our workforce are now performing their duties remotely and these employees have not been able to maintain the same level of productivity and efficiency due to a lack of resources that would otherwise be available to them in our offices and additional demands on their time, such as increased responsibilities resulting from school closures or the illness of family members.

The effects of these public health directives and orders and our related adjustments in our business have negatively impacted productivity, disrupted our business and delayed our timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. For example, in our Annual Report on Form 10-K for the year ended 2019, we made various forward-looking statements regarding our expectations for the timing of improvements in our gross margin, the speed at which we will increase sales of high-margin consumables, product improvements and study results. We have now suspended our guidance, projections or outlook, as applicable, for 2020, including with respect to these forward-looking statements. In addition, our management team has had to devote significant time and attention to the impact of COVID-19 on our operations and financial position which has required us to delay the filing of our Form 10-Q for the three month period ended March 31, 2020.

The spread of COVID-19 has resulted in a widespread health crisis that is adversely affecting the economies and financial markets of many countries, including in the United States, Europe and Asia, which has resulted in an economic downturn that may negatively affect demand for our products and services and materially affect us financially. For example, customers who have committed to order minimum quantities of consumables or to purchase our Saphyr instrument could delay or default on these commitments. Further, restrictions on our ability to travel, stay-at-home orders and other similar restrictions on our business have limited our ability to support our global and domestic operations, including providing installation and training and customer service, resulting in disruptions in our sales and marketing efforts and negative impacts on our commercial strategy. In particular, our management team frequently travels to China and a portion of our sales support team works remotely from China. Also, four of our distributors are located in China. For fiscal year 2019, we derived 14% of our total revenue from the Asia Pacific region and 5% of our total revenue from China.

These and similar, and perhaps more severe, disruptions in our operations could negatively impact our business, operating results and financial condition. In addition, quarantines, stay-at-home, executive and similar government orders, or the perception that such orders, shutdowns or other restrictions on the conduct of business operations could occur, could disrupt our supply chain and affect customer decision-making. For example, any actual or perceived disruption in our product distribution channel could alter customer buying decisions, prompting customers to delay or cancel their orders, which would negatively impact our sales revenue and could harm our reputation. In addition, we anticipate that ongoing disruptions in our supply chain will cause shortages in the materials required to operate our instruments, therefore limiting our ability to process customer samples and the ability of users of our system to operate our system.

The spread of COVID-19, which has caused a broad impact globally, may materially affect us economically. While the economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, the disruption of global financial markets may limit our ability to access capital, which could negatively affect our liquidity. A recession or market correction resulting from the spread of COVID-19 may continue to materially affect our business and the value of our common stock even after the outbreak of COVID-19 has subsided, due to unforeseen adverse impacts on us or our third-party manufacturers, vendors and customers.

In addition, we are subject to various affirmative and negative covenants in our loan agreement with our lender. If the effects of COVID-19 cause us to fall out of compliance with one or more of such covenants and we are unable to secure a waiver or negotiate an amendment to our loan agreement on reasonable terms, or at all, an event of default could occur, which would allow our lender to accelerate our repayment obligations or enforce its other rights under our loan agreement. Any such default may also require us to seek additional or alternative financing, which may not be available on commercially reasonable terms or at all. If we are unable to access funds to repay our lender, our lender could take control of our pledged assets. Any of the foregoing events would negatively impact our financial condition and liquidity.

The ultimate impact of the COVID-19 outbreak or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business or the global economy as a whole, and such impacts may not be fully recoverable. We will continue to monitor the COVID-19 situation closely.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties, including, without limitation, statements regarding expectations relating to the ongoing COVID-19 pandemic and the Company’s ability to comply with its filing obligations with the SEC.  Words such as “may,” “will,” “should,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties detailed in the Company’s filings with the SEC. For a discussion of these and other factors, please refer to the Company’s annual report on Form 10-K for the year ended December 31, 2019 as well as the Company’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued May 14, 2020.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: May 14, 2020	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer
(Principal Executive and Financial Officer)